EXHIBIT 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Crown Holdings, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2003 (the “Report”), I, Alan W. Rutherford, Vice Chairman of the Board, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     the information contained in the Report fairly presents, in all material respects, the financial position and results of operations of the Company.

/s/ Alan W. Rutherford
Alan W. Rutherford
Vice Chairman of the Board,
Executive Vice President and Chief Financial Officer

May 15, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification accompanies the Report in accordance with Securities and Exchange Commission Release No. 34-47551 and shall not be considered filed as part of the Report.